ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT dated October 1, 2011 (this “Agreement”) between Galaxy Gaming, Inc., a Nevada corporation (the “PURCHASER”), and Prime Table Games, LLC, a Nevada limited liability company, Prime Table Games UK, a United Kingdom partnership, D&H, a United Kingdom partnership, (collectively, the “SELLER”), and Derek Webb and Hannah O’Donnell, (each a “SELLER PRINCIPAL” and collectively the “SELLER PRINCIPALS”).

RECITALS

WHEREAS, the PURCHASER desires to purchase from the SELLER and the SELLER desires to sell to the PURCHASER all of SELLER’S rights, title and interest in and to certain ASSETS of SELLER (as hereinafter defined), all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1 CERTAIN DEFINITIONS.

(a) The following terms, when used in this Agreement, shall have the respective meanings ascribed to them below:

“ACTION” means any claim, action, suit, inquiry, hearing, investigation or other proceeding.

“AFFILIATE” means, with respect to a PERSON, any other PERSON that, directly or indirectly, through one or more intermediaries, Controls, is controlled by or is under common Control with, such PERSON. For purposes of this definition, “CONTROL” (including, with correlative meanings, the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a PERSON, whether through the ownership of stock, as trustee or executor, by CONTRACT or credit arrangement or otherwise.

“AGREEMENT” has the meaning set forth in the preamble hereto.

“ANCILLARY AGREEMENTS” means the BILL OF SALE, the IP ASSIGNMENT, the Contracts Assignment, the Promissory Note, and the Non-competition Agreement.

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“ASSETS” has the meaning set forth in Section 2.1.

“BILL OF SALE” has the meaning set forth in Section 3.2(b).

“CLAIM NOTICE” means written notification pursuant to Section 7.2(a) of a THIRD PARTY CLAIM as to which indemnity under Section 7.1 is sought by an INDEMNIFIED PARTY, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such THIRD PARTY CLAIM and for the INDEMNIFIED PARTY’S claim against the INDEMNIFYING PARTY under Section 7.1, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of the INDEMNIFIED PARTY’S LOSSES in respect of such THIRD PARTY CLAIM.

“CLOSING” has the meaning set forth in Section 3.1.

“CLOSING DATE” has the meaning set forth in Section 3.1.

“CONTRACT” means any agreement, lease, debenture, note, bond, evidence of INDEBTEDNESS, mortgage, indenture, security agreement, option or other contract or commitment (whether written or oral).

“DISPUTE NOTICE” means a written notice provided by any party against which indemnification is sought under this AGREEMENT to the effect that such party disputes its indemnification obligation under this AGREEMENT.

“DISPUTE PERIOD” means the period ending thirty calendar days following receipt by an INDEMNIFYING PARTY of either a CLAIM NOTICE or an INDEMNITY NOTICE.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied throughout the specified period and all prior comparable periods.

“GOVERNMENTAL ENTITY” means any government or political subdivision thereof, whether foreign or domestic, federal, state, provincial, county, local, municipal or regional, or any other governmental entity, any agency, authority, department, division or instrumentality of any such government, political subdivision or other governmental entity, any court, arbitral tribunal or arbitrator, and any nongovernmental regulating body, to the extent that the rules, regulations or ORDERS of such body have the force of LAW.

“INDEBTEDNESS” means, as to any PERSON: (i) all obligations, whether or not contingent, of such PERSON for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (ii) all obligations of such PERSON evidenced by notes, bonds, debentures, capitalized leases or similar instruments, (iii) all obligations of such PERSON representing the balance of deferred purchase price of property or services, (iv) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such PERSON, whether periodically or upon the happening of a contingency, (v) all INDEBTEDNESS created or arising under any conditional sale or other title retention CONTRACT with respect to property acquired by such PERSON (even though the rights and remedies of the seller or lender under such CONTRACT in the event of default are limited to repossession or sale of such property), (vi) all INDEBTEDNESS secured by any LIEN on any property or asset owned or held by such PERSON regardless of whether the INDEBTEDNESS secured thereby shall have been assumed by such PERSON or is non-recourse to the credit of such PERSON, and (vii) all INDEBTEDNESS referred to in clauses (i) through (vi) above of any other PERSON that is guaranteed, directly or indirectly, by such PERSON.

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“INDEMNIFIED PARTY” means any PERSON claiming indemnification under any provision of Article VII.

“INDEMNIFYING PARTY” means any PERSON against whom a claim for indemnification is being asserted under any provision of Article VII.

“INDEMNITY NOTICE” means written notification pursuant to Section 7.2(b) of a claim for indemnification under Article VII by an INDEMNIFIED PARTY, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of the INDEMNIFIED PARTY’S LOSSES in respect of such claim.

  “INTELLECTUAL PROPERTY” means: all (i) discoveries and inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all United States, international, and foreign patents, patent applications (either filed or in preparation for filing), patent disclosures and statutory invention registrations, including all reissuances, divisions, continuations, continuations in part, extensions and reexaminations thereof, all rights therein provided by international treaties or conventions, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, and other source identifiers (whether or not registered) including all common law rights, all registrations and applications for registration (either filed or in preparation for filing) thereof, all rights therein provided by international treaties or conventions, and all renewals of any of the foregoing, (iii) all copyrightable works and copyrights (whether or not registered), all registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all data and documentation relating thereto, (iv) confidential and proprietary information, trade secrets, know-how (whether patentable or nonpatentable and whether or not reduced to practice), processes and techniques, research and development information including patent and/or copyright searches conducted by SELLER and/or any third party, ideas, technical data, designs, drawings and specifications, (v) SOFTWARE, (vi) coded values, formats, data and historical or current databases, whether or not copyrightable, (vii) domain names, Internet websites or identities used or held for use by the SELLER, (viii) other proprietary rights relating to any of the foregoing (including without limitation any and all associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the LAWS of all jurisdictions), and (ix) copies and tangible embodiments of any of the foregoing.

“IP ASSIGNMENT” has the meaning set forth in Section 3.2(c).

“KNOWLEDGE” means the actual or constructive knowledge after due inquiry of any current officer or manager of the SELLER.

“LAWS” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any GOVERNMENTAL ENTITY.

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“LIABILITY” means all INDEBTEDNESS, obligations and other Liabilities of a PERSON, whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due (including for TAXES).

“LIEN” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, whether voluntary or involuntary (including any conditional sale CONTRACT, title retention CONTRACT or CONTRACT committing to grant any of the foregoing).

“LOSS” means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including, without limitation, all interest, court costs, fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

“MATERIAL ADVERSE EFFECT” means any material adverse effect on the condition, operations, business, prospects or results of sales of the SELLER; PROVIDED, HOWEVER, that any adverse effect arising out of or resulting from the entering into of this AGREEMENT or the consummation of the transactions contemplated hereby, shall be excluded in determining whether a MATERIAL ADVERSE EFFECT has occurred.

“ORDER” means any writ, judgment, decree, injunction or similar order of any GOVERNMENTAL ENTITY (in each case whether preliminary or final).

“PERSON” means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, estate, joint venture, unincorporated organization, GOVERNMENTAL ENTITY or any other entity of any kind.

“PURCHASE PRICE” has the meaning set forth in Section 2.1.

“PURCHASER” has the meaning set forth in the preamble hereto.

“RESOLUTION PERIOD” means the period ending thirty days following receipt by an INDEMNIFIED PARTY of a DISPUTE NOTICE.

“RETAINED ASSETS” means those assets now held by SELLER (represented in Schedule B) that shall remain property of SELLER and excluded from the transfer of ASSETS to PURCHASER as otherwise provided within this AGREEMENT.

“SELLER” has the meaning set forth in the preamble hereto.

“SELLER PRINCIPAL” has the meaning set forth in the preamble hereto.

“SOFTWARE” means all computer software, including source code, object code, machine-readable code, HTML or other markup language, program listings, comments, user interfaces, menus, buttons and icons, web applications and all files, data, manuals, design notes, research and development documents, and other items and documentation related thereto or associated therewith.

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“SOLVENT” means, with respect to the SELLER, that (a) the SELLER is able to pay its Liabilities, as they mature in the normal course of business, and (b) the fair value of the assets of the SELLER is greater than the total amount of Liabilities of the SELLER.

“TAXES” means all federal, state, local and foreign income, profits, franchise, license, social security, transfer, registration, estimated, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax.

“THIRD-PARTY CLAIM” has the meaning set forth in Section 7.2(a).

(b) For purposes of this AGREEMENT, except as otherwise expressly provided herein or unless the context otherwise requires: (i) words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders; (ii) references herein to “Articles”, “Sections”, “subsections” and other subdivisions without reference to a document are to the specified Articles, Sections, subsections and other subdivisions of this AGREEMENT; (iii) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions within a Section or subsection; (iv) the words “herein”, “hereof”, “hereunder”, “hereby” and other words of similar import refer to this AGREEMENT as a whole and not to any particular provision; and (v) the words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE II

PURCHASE AND SALE OF ASSETS

2.1 PURCHASE AND SALE OF ASSETS. SELLER hereby agrees to sell and PURCHASER agrees to purchase all the ASSETS on the following terms and conditions:

(a) At the CLOSING, as hereinafter defined, PURCHASER shall pay SELLER in exchange for the ASSETS a total of Twenty Three Million US Dollars ($23,000,000.00US) (the “PURCHASE PRICE”) as follows:

(i)          Eight Hundred Thousand US Dollars ($800,000.00US) in the form of 2,000,000 shares of common stock of Galaxy Gaming, Inc. (the “Shares”). It is acknowledged and agreed that the Shares shall have the value as stated herein and shall be issued in equal allocations of 1,000,000 Shares each to Derek Webb and Hannah O’Donnell on the CLOSING DATE as full satisfaction of this portion of the obligation. It is further understood that the sum of each grant of the Shares to Derek Webb and Hannah O’Donnell and their respective existing holdings of the Shares shall not each exceed 4.99% of the total issued and outstanding shares of Galaxy Gaming, Inc.; and

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(ii)        The balance of Twenty Two Million, Two Hundred Thousand US Dollars ($22,200,000US) paid in the form of two promissory notes, one made payable to Prime Table Games, LLC in the amount of Twelve Million Two Hundred Thousand US Dollars ($12,200,000) and the other made payable to Prime Table Games, UK in the amount of Ten Million Dollars ($10,000,000). The promissory note to Prime Table Games, UK shall be converted to and payable in British Sterling. The conversion from US Dollars to British Sterling shall be at conversion rate of One United States Dollar is equal to 64/100 British Pound Sterling, ($1.00USD = £0.64GBP). The promissory notes shall be secured and in the form and substance as provided in the form of Promissory Note and Security Agreement – US and Promissory Note and Security Agreement – UK, collectively attached hereto as Exhibit A.

(b) In consideration of the payment of the PURCHASE PRICE by the PURCHASER, the SELLER hereby agrees to sell, convey, transfer, assign, grant and deliver to the PURCHASER, and the PURCHASER hereby agrees to purchase, acquire and accept from the SELLER, at the CLOSING, all of the SELLER’S right, title and interest in and to all of the ASSETS, free and clear of all LIENS or claims. The term “ASSETS” means:

(i)       All of the business assets of the SELLER, including but not limited to, those assets listed on Schedule A hereto, to be conveyed to PURCHASER under the BILL OF SALE and the IP ASSIGNMENT; and

(ii)     Those specific RETAINED ASSETS of SELLER listed on Schedule B hereto shall be excluded from the sale and shall remain the property of SELLER.

(iii)    All licensing and similar agreements held by SELLER, including but not limited to those agreements specifically listed on Schedule C hereto, which are related to the Schedule A ASSETS and which are necessary for the full use and benefit of such Schedule A ASSETS, to be assigned to PURCHASER under the Contracts Assignment.

(iv)   All licensing and similar agreements held by SELLER, including but not limited to those agreements specifically listed on Schedule D hereto, which are necessary for the full use and benefit of PURCHASER under the Contracts Assignment.

2.2 ASSUMPTION OF LIABILITIES. It is understood that in no event is the PURCHASER assuming any of the liabilities of SELLER or its business (including tax liabilities), whether related to the ASSETS or not.

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2.3 OFFSET IN THE EVENT OF SELLER’S BREACH. In the event of any and all LOSSES suffered, incurred or sustained by PURCHASER or to which PURCHASER becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of representation or warranty on the part of the SELLER contained in this AGREEMENT, or (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of the SELLER contained in this AGREEMENT, PURCHASER shall be entitled to deduct the amount of such LOSSES from the total balance due and owing to SELLER under the terms of the Promissory Note and Security Agreements. Such right to offset shall be without prejudice to any additional remedies available to PURCHASER at law or equity.

ARTICLE III

THE CLOSING

3.1 CLOSING. The closing of the transactions contemplated hereby (the “CLOSING”) shall take place on October 1, 2011 at the offices of PURCHASER commencing at 10:00 a.m. P.T., or such other date and time as the parties hereto may mutually determine in writing (the “CLOSING DATE”).

3.2 DELIVERY OF ITEMS BY THE SELLER. The SELLER shall deliver to the PURCHASER at the CLOSING the items listed below:

(a) the BILL OF SALE substantially in the form attached hereto as Exhibit 1 and the IP ASSIGNMENT substantially in the form attached hereto as Exhibit 2 for the ASSETS, duly executed by the SELLER;

(b) the Contracts Assignment substantially in the form attached hereto as Exhibit 3 duly executed by the SELLER;

(c) the Noncompetition Agreement, substantially in the form attached hereto as Exhibit 4, duly executed by the SELLER and each of the SELLER PRINCIPALS; and

(d) such other documents and instruments as the PURCHASER may reasonably request.

3.3 DELIVERY OF ITEMS BY THE PURCHASER. The PURCHASER shall deliver to the SELLER at the CLOSING the items listed below:

(a) the Promissory Note and Security Agreement, duly executed by the PURCHASER, substantially in the form attached hereto as Exhibit A;

(b) the Shares; and

(c) such other documents and instruments as the SELLER may reasonably request.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

As an inducement to the PURCHASER to enter into this AGREEMENT, the SELLER and each of the SELLER PRINCIPALS represents and warrants to the PURCHASER as follows:

4.1 AUTHORIZATION. The SELLER has full power and authority to execute and deliver this AGREEMENT and the ANCILLARY AGREEMENTS, as applicable, and to perform its obligations hereunder and thereunder. This AGREEMENT and the ANCILLARY AGREEMENTS have been duly executed and delivered by the SELLER and, assuming the due authorization, execution and delivery hereto and thereof by the PURCHASER, constitute the valid and legally binding obligations of the SELLER enforceable in accordance with their respective terms. SELLER represents that each entity was duly organized under the laws of their respective jurisdiction, is in good standing, and has obtained all consents and other approvals necessary under applicable law, for the execution, delivery and performance of this AGREEMENT and the ANCILLARY AGREEMENTS.

4.2 BROKERS’ FEES. No agent, broker, finder, investment banker, financial advisor or other similar PERSON will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this AGREEMENT on the basis of any act or statement made or alleged to have been made by the SELLER, any of its AFFILIATES, or any investment banker, financial advisor, attorney, accountant or other PERSON retained by or acting for or on behalf of the SELLER or any such AFFILIATE.

4.3 LITIGATION. There is no pending or, to the KNOWLEDGE of the SELLER, threatened ACTION against or affecting the ASSETS. Neither the SELLER nor the ASSETS are subject to any ORDER restraining, enjoining or otherwise prohibiting or making illegal any action by the SELLER, this AGREEMENT or any of the transactions contemplated hereby.

4.4 CONTRACTS. Except as disclosed on Schedules C and D, there are no executory CONTRACTS (whether license agreements, development agreements or otherwise), to which any of the ASSETS are bound or subject (other than this AGREEMENT).

4.5 INTELLECTUAL PROPERTY.

(a) Schedules A, C and D contain, among other things, a list of all patents, trade names, contracts, trademarks and/or copyrights and all applications therefore filed by SELLER with respect to the ASSETS and all licenses, if any, relating to the foregoing patents, trade names, trademarks and/or copyrights and all applications therefore. Schedules A, C and D identify the owner of each item listed thereon and, in the case of registrations and applications, the application or registration number and date. The SELLER has not taken any action that could result in any of the registrations and applications for registration for the ASSETS not being valid and in full force and effect.

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(b) Except as disclosed on Schedules A, C and D, the SELLER is the sole and exclusive owner of, and has good and marketable title to, all of the INTELLECTUAL PROPERTY in and to the ASSETS, including the INTELLECTUAL PROPERTY set forth on Schedules A, C and D, free and clear of all LIENS. Except as disclosed on Schedules A, C and D, the SELLER has sole and exclusive right to develop, perform, use, create derivative works of, operate, reproduce, market, sell, license, display, distribute, publish and transmit the INTELLECTUAL PROPERTY in and to the ASSETS. Upon the CLOSING, except as disclosed on Schedules A, C and D, the PURCHASER will have sole and exclusive right, title and interest in and to the INTELLECTUAL PROPERTY in and to the ASSETS, such that the PURCHASER shall thereafter have sole and exclusive rights to perform, reproduce, create derivative works of, develop, use, operate, market, sell, license, display, publish, transmit and distribute the ASSETS, free of all encumbrances. The SELLER has taken reasonable measures to protect the proprietary nature of the INTELLECTUAL PROPERTY in and to the ASSETS and to maintain in confidence the trade secrets and confidential information that it owns or uses. Except as disclosed on Schedules A, C and D, no other PERSON has any rights to any of INTELLECTUAL PROPERTY in and to the ASSETS.

(c) With respect to the SELLER’S INTELLECTUAL PROPERTY contributed to the ASSETS, such INTELLECTUAL PROPERTY does not infringe upon, violate or constitute a misappropriation of any INTELLECTUAL PROPERTY or other right of any other PERSON. In addition, to SELLER’S KNOWLEDGE, none of the activities or business presently conducted by the SELLER with respect to the ASSETS infringes or violates, or constitutes a misappropriation of, any INTELLECTUAL PROPERTY or other right of any other PERSON. Neither the SELLER nor any AFFILIATE of the SELLER has received any written complaint, claim or notice alleging any such infringement, violation or misappropriation. Further, neither the SELLER nor any AFFILIATE of the SELLER has disclosed to any PERSON, any product formula, or any portion or aspect of any product formula, which is part of the ASSETS, including the INTELLECTUAL PROPERTY.

4.6 COMPLIANCE WITH LAWS. The SELLER is not in violation of, has not violated and, to the KNOWLEDGE of the SELLER, is not under investigation with respect to any possible violation of, and has not been threatened to be charged with any violation of, any ORDER of LAW applicable to the ASSETS.

4.7 TITLE TO ASSETS. Except as to INTELLECTUAL PROPERTY (which warranty is contained in Section 4.6): (i) the SELLER has good and marketable title to all of the ASSETS free and clear of all LIENS; (ii) this AGREEMENT and the instruments of transfer to be executed and delivered pursuant hereto will effectively vest in the PURCHASER good and marketable title to all of the ASSETS free and clear of all LIENS; (iii) and no PERSON other than the SELLER has any ownership interest in any of the ASSETS.

4.8 SOLVENCY. The SELLER is and, after consummation of the transactions contemplated by this AGREEMENT, will be SOLVENT.

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4.9 DISCLOSURE. The representations and warranties on the part of the SELLER contained in this AGREEMENT, and the statements contained in any of the Schedules or in any certificates furnished to the PURCHASER pursuant to any provisions of this AGREEMENT, including pursuant to Article VI hereof, do not contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

4.10 EXPIRATION OF SELLER’S REPESENTATIONS AND WARRANTIES. The SELLER’S representations and warranties contained in Section 4 shall continue in full force until the later of December 31, 2018 or upon the expiration of any of the ASSETS, provided that, after December 31, 2018, the SELLER’S representations and warranties shall apply to only those ASSETS that are not expired.

Seller shall not be liable for a claim under this Section 4 unless the Purchaser has given the Seller notice of the claim, specifying (in reasonable detail) the nature of the claim and the amount claimed within the period of the term of the promissory note.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As an inducement to the SELLER to enter into this AGREEMENT, the PURCHASER represents and warrants to the SELLER as follows:

5.1 AUTHORIZATION. The PURCHASER has full power and authority to execute and deliver this AGREEMENT and the ANCILLARY AGREEMENTS, as applicable, and to perform its obligations hereunder and thereunder. This AGREEMENT and the ANCILLARY AGREEMENTS have been duly executed and delivered by the PURCHASER and, assuming the due authorization, execution and delivery hereof and thereof by the SELLER, constitute the valid and legally binding obligations of the PURCHASER enforceable in accordance with their respective terms. PURCHASER is a corporation organized under the LAWS of the State of Nevada, in good standing, and has obtained all consents and other approvals necessary under Nevada law, its Articles of Incorporation, and its Bylaws necessary for the execution, delivery and performance of this AGREEMENT and the ANCILLARY AGREEMENTS.

5.2 BROKERS’ FEES. No agent, broker, finder, investment banker, financial advisor or other similar PERSON will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this AGREEMENT on the basis of any act or statement made or alleged to have been made by the PURCHASER, any of its AFFILIATES, or any investment banker, financial advisor, attorney, accountant or other PERSON retained by or acting for or on behalf of the PURCHASER or any such AFFILIATE.

5.3 EXPIRATION OF PURCHASER’S REPESENTATIONS AND WARRANTIES. The PURCHASER’S representations and warranties contained in Section 5 shall continue in full force until the earlier of December 31, 2018 or upon full satisfaction of the Promissory Note.

ARTICLE VI

CONDITIONS TO OBLIGATION TO CLOSE

6.1 CONDITIONS TO CLOSING BY THE PURCHASER. The obligation of the PURCHASER to effect the transactions contemplated hereby is subject to the satisfaction or waiver by the PURCHASER of the following conditions:

(a) The representations and warranties of the SELLER set forth in this AGREEMENT shall be true and correct in all material respects, with respect to representations and warranties not qualified by materiality, or in all respects, with respect to representations and warranties qualified by materiality, as of the date of this AGREEMENT and as of the CLOSING DATE as though made on and as of the CLOSING DATE.

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(b) The SELLER shall have performed in all material respects the covenants required to be performed by it under this AGREEMENT at or prior to the CLOSING DATE.

(c) The SELLER shall have executed and delivered each of the ANCILLARY AGREEMENTS, as applicable.

(d) There shall be no effective or pending LAW or ORDER that would prohibit the CLOSING, and the SELLER shall have obtained all necessary approvals of any Governmental Entities or other third parties in connection with the transactions contemplated hereby and by the ANCILLARY AGREEMENTS. The parties will cooperate with one another and proceed, as promptly as is reasonably practicable, to seek to obtain all necessary consents and approvals needed, and to endeavor to comply with all other legal or contractual requirements for the consummation of this AGREEMENT.

(e) The SELLER shall have delivered each of the items described in Section 3.2.

(f) There shall be no pending or threatened litigation regarding the ASSETS.

(g) PURCHASER’S due diligence investigation shall have been satisfactorily completed, including, but not limited to, its investigation of the recurring revenue of SELLER’S installed casino games, the number of locations at which the games are installed, and the ownership, validity and enforceability (including but not limited to with respect to the games as currently played) of the patents, trademarks and copyrights and any other CONTRACTS necessary for PURCHASER to offer the games.

(h) SELLER and PURCHASER shall agree upon the allocation of the PURCHASE PRICE to various components of the ASSETS.

(i) SELLER and PURCHASER shall have obtained all necessary board and stockholder approvals and consents as required by their respective governing documents.

6.2 CONDITIONS TO CLOSING BY THE SELLER. The obligation of the SELLER to effect the transactions contemplated hereby is subject to the satisfaction or waiver by the SELLER of the following conditions:

(a) The representations and warranties of the PURCHASER set forth in this AGREEMENT shall be true and correct in all material respects, with respect to representations and warranties not qualified by materiality, and in all respects, with respect to representations and warranties qualified by materiality, in each case as of the date of this AGREEMENT and as of the CLOSING DATE as though made on and as of the CLOSING DATE.

(b) The PURCHASER shall have performed in all material respects the covenants required to be performed by it under this AGREEMENT at or prior to the CLOSING DATE.

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(c) The PURCHASER shall have executed and delivered each of the ANCILLARY AGREEMENTS, as applicable.

(d) There shall be no effective or pending LAW or ORDER that would prohibit the CLOSING, and the SELLER shall have obtained all necessary approvals of any Governmental Entities or other third parties in connection with the transactions contemplated hereby and by the ANCILLARY AGREEMENTS. The parties will cooperate with one another and proceed, as promptly as is reasonably practicable, to seek to obtain all necessary consents and approvals needed, and to endeavor to comply with all other legal or contractual requirements for the consummation of this AGREEMENT.

(e) The PURCHASER shall have delivered each of the items described in Section 3.3.

(f) SELLER and PURCHASER shall agree upon the allocation of the PURCHASE PRICE to various components of the ASSETS.

(g) SELLER and PURCHASER shall have obtained all necessary board and stockholder approvals and consents as required by their respective governing documents.

ARTICLE VII

INDEMNIFICATION

7.1 INDEMNIFICATION OBLIGATIONS.

(a) PURCHASER shall indemnify the SELLER and its officers, directors, employees, agents and AFFILIATES (each, an “INDEMNIFIED PARTY”) in respect of, and hold each harmless from and against, any and all LOSSES suffered, incurred or sustained by it or to which it becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of representation or warranty on the part of the PURCHASER contained in this AGREEMENT and (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of the PURCHASER contained in this AGREEMENT.

(b) SELLER shall indemnify the PURCHASER and its officers, directors, employees, agents and AFFILIATES (each, an “INDEMNIFIED PARTY”) in respect of, and hold each harmless from and against, any and all LOSSES suffered, incurred or sustained by it or to which it becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of representation or warranty on the part of the SELLER or SELLER PRINCIPAL contained in this AGREEMENT and (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of the SELLER or SELLER PRINCIPAL contained in this AGREEMENT. In addition to this indemnity and any other remedies available to PURCHASER for a violation of either (i) or (ii) above, PURCHASER shall be entitled to off-set (the “Off-Set”) any direct expenses incurred as a result of any such violation against any payment due to SELLER on the promissory note given under this Agreement (as shown in Exhibit A). The Off-Set shall be subject to the following conditions and procedures: (i) the right to off-set may only be determined upon the maturity date of the Promissory Note, (ii) the amount of the Off-Set must be either (x) agreed upon by the parties, or (y) determined in final (including all available appeals) by a court of competent jurisdiction hereunder, (iii) for purposes of this section, “direct expenses” shall include only those direct, actual, reasonable and out-of-pocket costs incurred by PURCHASER in good faith and paid to arms-length third parties as a result of such applicable violation, and further, PURCHASER shall, upon written request from SELLER, provide copies of all documentary or other applicable information necessary to support the amount and validity of the foregoing direct expenses, and provided, further, direct expenses shall not include consequential, indirect or punitive expenses, and (iv) the amount of the Off-Set, as finally determined hereunder, shall be deducted from the final payment under the Promissory Note on the maturity date.

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(c) For purposes of indemnification under this Article VII only, all qualifications as to materiality and/or MATERIAL ADVERSE EFFECT contained in any representation or warranty shall be disregarded.

7.2 METHOD OF ASSERTING CLAIMS. Claims for indemnification by an INDEMNIFIED PARTY under Section 7.1 will be asserted and resolved as follows:

(a) THIRD-PARTY CLAIMS. In the event that any claim or demand in respect of which an INDEMNIFIED PARTY might seek indemnification under Section 7.1 in respect of, arising out of or involving a claim or demand made by any PERSON not a party to this AGREEMENT against an INDEMNIFIED PARTY (a “THIRD-PARTY CLAIM”), the INDEMNIFIED PARTY shall deliver a CLAIM NOTICE to the either the PURCHASER or the SELLER, as appropriate, as the “INDEMNIFYING PARTY” within sixty (60) days after receipt by such INDEMNIFIED PARTY of written notice of the Third Party Claim. If the INDEMNIFIED PARTY fails to provide the CLAIM NOTICE within such time period, the INDEMNIFYING PARTY will not be obligated to indemnify the INDEMNIFIED PARTY with respect to such THIRD PARTY CLAIM to the extent that the INDEMNIFYING PARTY’S ability to defend is actually prejudiced by such failure of the INDEMNIFIED PARTY. The INDEMNIFYING PARTY will notify the INDEMNIFIED PARTY as soon as practicable within the DISPUTE PERIOD whether the INDEMNIFYING PARTY accepts or disputes its liability to the INDEMNIFIED PARTY under Section 7.1 and whether the INDEMNIFYING PARTY desires, at its sole cost and expense, to defend the INDEMNIFIED PARTY against such THIRD PARTY CLAIM.

(i) DEFENSE BY INDEMNIFYING PARTY. If the INDEMNIFYING PARTY notifies the INDEMNIFIED PARTY within the DISPUTE PERIOD that the INDEMNIFYING PARTY desires to defend the INDEMNIFIED PARTY with respect to the THIRD PARTY CLAIM pursuant to this Section 7.2, then the INDEMNIFYING PARTY will have the right to defend, with counsel reasonably satisfactory to the INDEMNIFIED PARTY, at the sole cost and expense of the INDEMNIFYING PARTY, such THIRD PARTY CLAIM by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted or defended by the INDEMNIFYING PARTY to a final conclusion or will be settled at the discretion of the INDEMNIFYING PARTY (but only with the consent of the INDEMNIFIED PARTY in its sole discretion in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the INDEMNIFIED PARTY will not be indemnified in full pursuant to Section 7.1). Subject to the immediately preceding sentence, the INDEMNIFYING PARTY will have full control of such defense and proceedings, including any compromise or settlement thereof; PROVIDED, HOWEVER, that the INDEMNIFIED PARTY may, at the cost and expense of the INDEMNIFYING PARTY, at any time prior to the INDEMNIFYING PARTY’S delivery of notice to assume the defense of such Third Party Claim, file any motion, answer or other pleadings or take any other action that the INDEMNIFIED PARTY reasonably believes to be necessary or appropriate to protect its interests. The INDEMNIFYING PARTY shall not be liable to the INDEMNIFIED PARTY for legal expenses incurred by the INDEMNIFIED PARTY in connection with the defense of such Third Party Claim after the INDEMNIFYING PARTY’S delivery of notice to assume the defense. In addition, if requested by the INDEMNIFYING PARTY, the INDEMNIFIED PARTY will, at the sole cost and expense of the INDEMNIFYING PARTY, provide reasonable cooperation to the INDEMNIFYING PARTY in contesting any THIRD PARTY CLAIM that the INDEMNIFYING PARTY elects to contest.

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(ii) DEFENSE BY INDEMNIFIED PARTY. If the INDEMNIFYING PARTY fails to notify the INDEMNIFIED PARTY within the DISPUTE PERIOD that the INDEMNIFYING PARTY desires to assume the defense of the THIRD PARTY CLAIM, or if the INDEMNIFYING PARTY fails to give any notice whatsoever within the DISPUTE PERIOD, then the INDEMNIFIED PARTY will have the right to defend, at the sole cost and expense of the INDEMNIFYING PARTY, the THIRD PARTY CLAIM by all appropriate proceedings, which proceedings will be prosecuted by the INDEMNIFIED PARTY in good faith or will be settled at the discretion of the INDEMNIFIED PARTY. The INDEMNIFIED PARTY will have full control of such defense and proceedings, including any compromise or settlement thereof; PROVIDED, HOWEVER, that if requested by the INDEMNIFIED PARTY, the INDEMNIFYING PARTY will, at the sole cost and expense of the INDEMNIFYING PARTY, provide reasonable cooperation to the INDEMNIFIED PARTY and its counsel in contesting any THIRD PARTY CLAIM which the INDEMNIFIED PARTY is contesting. Notwithstanding the foregoing provisions of this Section 7.2, if the INDEMNIFYING PARTY has notified the INDEMNIFIED PARTY within the DISPUTE PERIOD that the INDEMNIFYING PARTY disputes its liability hereunder to the INDEMNIFIED PARTY with respect to such THIRD PARTY CLAIM and if such dispute is resolved in all respects in favor of the INDEMNIFYING PARTY in the manner provided in clause (iii) below, the INDEMNIFYING PARTY will not be required to bear the costs and expenses of the INDEMNIFIED PARTY’S defense pursuant to this Section 7.2 or of the INDEMNIFYING PARTY’S participation therein at the INDEMNIFIED PARTY’S request. The INDEMNIFYING PARTY may participate in, but not control, any defense or settlement controlled by the INDEMNIFIED PARTY pursuant to this Section 7.2, and the INDEMNIFYING PARTY will bear its own costs and expenses with respect to such participation.

(iii) ACCEPTANCE BY INDEMNIFYING PARTY. If the INDEMNIFYING PARTY notifies the INDEMNIFIED PARTY that it accepts its indemnification liability to the INDEMNIFIED PARTY with respect to the THIRD PARTY CLAIM under Section 7.1, the LOSS identified in the CLAIM NOTICE, as finally determined, will be conclusively deemed a LIABILITY of the INDEMNIFYING PARTY under Section 7.1 and the INDEMNIFYING PARTY shall pay the amount of such LOSS to the INDEMNIFIED PARTY on demand. If the INDEMNIFYING PARTY timely disputes its liability with respect to such THIRD PARTY CLAIM or fails to notify the INDEMNIFIED PARTY within the DISPUTE PERIOD whether the INDEMNIFYING PARTY disputes its liability to the INDEMNIFIED PARTY with respect to such THIRD PARTY CLAIM, the INDEMNIFYING PARTY and the INDEMNIFIED PARTY will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations with the RESOLUTION PERIOD, such dispute shall be resolved by litigation in a court of competent jurisdiction.

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(b) NON-THIRD PARTY CLAIMS. In the event any INDEMNIFIED PARTY should have a claim under Section 7.1 against any INDEMNIFYING PARTY that does not involve a THIRD PARTY CLAIM, the INDEMNIFIED PARTY shall deliver an INDEMNITY NOTICE with reasonable promptness to the INDEMNIFYING PARTY. The failure or delay by any INDEMNIFIED PARTY to give the INDEMNITY NOTICE shall not impair such party’s rights hereunder except to the extent that the INDEMNIFYING PARTY is actually prejudiced by such failure or delay. If the INDEMNIFYING PARTY notifies the INDEMNIFIED PARTY that it does not dispute the claim described in such INDEMNITY NOTICE within the DISPUTE PERIOD, the LOSS indemnified in the INDEMNITY NOTICE will be conclusively deemed a LIABILITY of the INDEMNIFIED PARTY under Section 7.1 and the INDEMNIFYING PARTY shall pay the amount of such LOSS to the INDEMNIFIED PARTY on demand. If the INDEMNIFYING PARTY has timely disputed its liability with respect to such claim or fails to notify the INDEMNIFIED PARTY within the DISPUTE PERIOD whether the INDEMNIFYING PARTY disputes the claim described in such INDEMNITY NOTICE, the INDEMNIFYING PARTY and the INDEMNIFIED PARTY will proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations within the RESOLUTION PERIOD, such dispute shall be resolved by litigation in a court of competent jurisdiction.

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ARTICLE VIII

POST-CLOSING COVENANTS

8.1 FURTHER ACTION. From and after the CLOSING each of the parties hereto shall execute and deliver such documents and take such further actions as may reasonably be required to carry out the provisions of this AGREEMENT and the ANCILLARY AGREEMENTS and to give effect to the transactions contemplated hereby and thereby, including to give the PURCHASER effective ownership and control of the ASSETS.

8.2 CONTINUING COOPERATION OF SELLER. SELLER agrees to assist and cooperate with PURCHASER in regard to current and future affairs relating to the ASSETS, excluding financial assistance, but including enabling prosecuting continuation and related patent applications, being witnesses in any litigation pertaining to the ASSETS, cooperating with governmental regulatory requirements and submissions and providing information and advice to SELLER to best utilize the ASSETS.

8.3 AUDIT. It is understood and agreed that the parties will jointly conduct a PCAOB audit of the ASSETS to be completed and filed on a form 8K for the PURCHASER within 75 days of the CLOSING, all as required by rules and regulations of Securities and Exchange Commission. Each parties agrees to fully cooperate with the other post-closing in all aspects of conducting the audit and getting it completed prior to the filing deadline as required by the Securities and Exchange Commission.

8.4 PROTECTION OF COLLATERAL BY PURCHASER. Upon and after the CLOSING and up to the full satisfaction of the promissory notes to SELLER, PURCHASER shall be required to protect, safeguard and maintain the Schedule A ASSETS and the Schedule C and D agreements. Any actions or costs required to optimally maintain the quality and security of the Schedule A ASSETS and the Schedule C and D agreements shall be the responsibility of the PURCHASER.

ARTICLE IX

MISCELLANEOUS

9.1 SURVIVAL. Notwithstanding any right of the PURCHASER (whether or not exercised) to investigate the affairs of the SELLER or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this AGREEMENT or the waiver of any condition to CLOSING, each of the parties hereto has the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this AGREEMENT. The representations, warranties, covenants and agreements of the parties hereto contained in this AGREEMENT and any certificate or other document provided hereunder or thereunder will survive the CLOSING.

9.2 NO THIRD-PARTY BENEFICIARIES. The terms and provisions of this AGREEMENT are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this AGREEMENT does not confer any such rights, upon any other PERSON, except for any PERSON entitled to indemnity under Article VII.

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9.3 ENTIRE AGREEMENT. This AGREEMENT (including the Exhibits and the Schedules hereto) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede any prior understandings, agreements or representations by or between the parties hereto, written or oral, with respect to such subject matter.

9.4 SUCCESSION AND ASSIGNMENT. This AGREEMENT shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. SELLER’s rights hereunder shall be transferable by SELLER, including by a conveyance for security as well as outright conveyance, at any time, provided that, SELLER’S rights may not be transferred to a direct competitor of PURCHASER except upon the express written consent of PURCHASER. PURCHASER’S rights under this AGREEMENT will be freely transferable by PURCHASER after all payments under the Promissory Note have been made.

9.5 DRAFTING. The parties have participated jointly in the negotiation and drafting of this AGREEMENT and, in the event an ambiguity or question of intent or interpretation arises, this AGREEMENT shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this AGREEMENT.

9.6 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt (by registered or certified mail, postage prepaid, return receipt requested) or delivered by reputable overnight courier, fee prepaid, to the parties hereto at the following addresses:

IF TO PURCHASER, TO:	Galaxy Gaming, Inc. Attn: Robert Saucier, CEO & Chairman of the Board 6980 O’Bannon Drive Las Vegas, NV 89117
With a copy to:	Cane Clark LLP 3273 E. Warm Springs Road Las Vegas, NV 89120 702-944-7100 (fax)
IF TO SELLER, TO:	Prime Table Games Attn: Derek Webb 7251 West Lake Mead Boulevard Suite 300 Las Vegas, NV 89128
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With a copy to:	Tony Cabot Lewis & Roca 3993 Howard Hughes Parkway #600 Las Vegas NV 89109

 Any party hereto may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner set forth herein.

9.7 GOVERNING LAW. This AGREEMENT shall be governed by, and construed in accordance with, the LAWS of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the LAWS of any jurisdiction other than the State of Nevada.

9.8 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Each of the parties hereto consents to the jurisdiction of any state or federal court located within the county of Clark in the state of Nevada and irrevocably agrees that all ACTIONS or proceedings relating to this AGREEMENT, the ANCILLARY AGREEMENTS or the transactions contemplated hereby or thereby shall be litigated in such courts to the exclusion of all other venues. Each of the parties hereto accepts for itself and in connection with its respective properties, generally and unconditionally, the jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this AGREEMENT, the ANCILLARY AGREEMENTS or the transactions contemplated hereby or thereby. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at the address specified in this AGREEMENT, such service to become effective 15 calendar days after such mailing. Nothing herein shall in any way be deemed to limit the ability of either party hereto to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law.

9.9 AMENDMENTS AND WAIVERS. No amendment of any provision of this AGREEMENT shall be valid unless such amendment is in writing and signed by each of the parties hereto. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless such waiver is in writing and signed by the party against whom such waiver is sought to be enforced.

9.10 SEVERABILITY. If any provision of this AGREEMENT is held to be illegal, invalid or unenforceable under any present or future LAW, and if the rights or obligations of any party hereto under this AGREEMENT will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this AGREEMENT will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this AGREEMENT will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this AGREEMENT a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

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9.11 EXPENSES. Except as otherwise expressly set forth herein or therein, each of the parties hereto will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this AGREEMENT, the ANCILLARY AGREEMENTS and the transactions contemplated hereby or thereby, whether or not the transactions contemplated hereby or thereby are consummated.

9.12 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits, Annexes and Schedules identified in this AGREEMENT are incorporated herein by reference and made a part hereof. Unless otherwise specified, no information contained in any particular numbered Schedule shall be deemed to be contained in any other numbered Schedule unless explicitly included therein (by cross reference or otherwise).

9.13 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any provision of this AGREEMENT was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy available to them at law or equity.

9.14 HEADINGS. The descriptive headings contained in this AGREEMENT are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this AGREEMENT.

9.15 COUNTERPARTS. This AGREEMENT may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.16 FEES AND COSTS. The non-prevailing party in any judicial proceedings for breach of any of the provisions of this Agreement shall be fully responsible for and pay the prevailing party’s reasonable attorney’s fees, costs, and expenses (including, without limitation, those incurred preliminary to the institution of any such action or proceeding, to quantify or obtain recovery of the amount of such recoverable attorney’s fees, costs, or expenses, and in connection with any appeal arising from any such action or proceeding), which attorney’s fees, costs, or expenses awarded hereunder shall be included as part of any ruling, award, or judgment. The parties hereto specifically agree that the determination of any attorney fee, cost, or expense award permitted hereunder shall not be limited to any judicially or legislatively established attorney fee schedule or method of computation of fees or definition of recoverable costs.

IN WITNESS WHEREOF, the parties hereto have duly executed this AGREEMENT as of the date first written above.

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GALAXY GAMING, INC., a Nevada corporation (“PURCHASER”) By: /s/ Robert Saucier Its: CEO	PRIME TABLE GAMES, LLC, a Nevada limited liability company (“SELLER”) By: /s/ Prime Table Games, LLC
PRIME TABLE GAMES UK, a United Kingdom partnership (“SELLER”) By: /s/ Prime Table Games UK	D&H, a United Kingdom partnership (“SELLER”) By: /s/ D&H
DEREK WEBB (“SELLER PRINCIPAL”) /s/ Derek Webb	HANNAH O’DONNELL (“SELLER PRINCIPAL”) /s/ Hannah O’Donnell

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